Exhibit 10.33

FOURTH AMENDED AND RESTATED 2005 OMNIBUS
LONG-TERM INCENTIVE PLAN
TIME BASED OPTION GRANT AGREEMENT
THIS AGREEMENT, made as of _________________, 2026, (the “Agreement”) between UNDER ARMOUR, INC. (the “Company”) and _________________________ (the “Grantee”).
WHEREAS, the Company has adopted the Fourth Amended and Restated 2005 Omnibus Long‑Term Incentive Plan, as may be further amended and restated (the “Plan”), which has been delivered or made available to the Grantee, to promote the interests of the Company and its stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company; and
WHEREAS, the Plan provides for the grant to participants in the Plan of Options to purchase the Company’s Class C Shares (the “Class C Stock”).
NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereby agree as follows:
1.Definitions.
(a)“Cause” shall mean the occurrence of any of the following: (i) the Grantee’s material misconduct or neglect in the performance of his or her duties; (ii) the Grantee’s commission of any felony; offense punishable by imprisonment in a state or federal penitentiary; any offense, civil or criminal, involving material dishonesty, fraud, moral turpitude or immoral conduct; or any crime of sufficient import to potentially discredit or adversely affect the Company’s ability to conduct its business in the normal course; (iii) the Grantee’s material breach of the Company’s written Code of Conduct, as in effect from time to time; (iv) the Grantee’s commission of any act that results in severe harm to the Company excluding any act taken by the Grantee in good faith that he or she reasonably believed was in the best interests of the Company; or (v) the Grantee’s material breach of the Employee Confidentiality, Non-Competition and Non-Solicitation Agreement or the Employee Confidentiality and Non-Solicitation Agreement, as applicable, by and between the Grantee and the Company, or any other similar agreement containing post-employment obligations to the Company, such as nondisclosure, noncompetition, and/or nonsolicitation, entered into by the Grantee and the Company or any subsidiary thereof (the “Confidentiality Agreement”). However, none of the foregoing events or conditions will constitute Cause unless the Company provides the Grantee with written notice of the event or condition and thirty (30) days to cure such event or condition (if curable) and the event or condition is not cured within such thirty (30)-day period.
(b)“Good Reason” shall mean the occurrence of any of the following events: (i) a material diminishment in the scope of the Grantee’s duties or responsibilities with the Company; (ii) a material reduction in the Grantee’s current base salary, bonus opportunity or a material reduction in the aggregate benefits or perquisites; or (iii) a requirement that the Grantee relocate more than fifty (50) miles from his or her primary place of business as of the date of a Change in Control, or a significant increase in required travel as part of the Grantee’s duties and responsibilities with the Company. However, none of the foregoing events or conditions will constitute Good Reason unless (A) the Grantee provides the Company with written objection to the event or condition within ninety (90) days following the occurrence thereof, (B) the Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving such written objection, and (C) the Grantee resigns his or her employment within thirty (30) days following the expiration of such cure period.
(c)An award will qualify as a “Substitute Award” if it is assumed, substituted or replaced by a Successor with awards that, solely in the discretion of the Human Capital and

Compensation Committee of the Board, preserves the existing value of the outstanding Options at the time of the Change in Control and provides vesting and payout terms that are at least as favorable to the Grantee as the vesting and payout terms applicable to the Options.
(d)“Successor” shall mean the continuing or successor organization, as the case may be, following a Change in Control.
2.Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee a non-qualified stock option to purchase ________ shares of Class C Stock (the “Option”). The Grantee represents that the Options are being acquired for investment and not with a view toward the distribution or sale thereof.
3.Grant Date. The grant date of the Option hereby granted is ___________, 2026.
4.Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board, or a Committee thereof, shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.
5.Option Price. The exercise price per share of Class C Stock underlying the Option is $______________.
6.Vesting of the Option. Except as provided in Sections 8 and 9 below, the Option shall vest in accordance with Exhibit 1 (which is attached to this Agreement and incorporated herein and made a part hereof as if stated herein); provided that (i) the Grantee remains continuously employed by the Company through each such applicable within one (1) year of receipt of the Agreement. Except as provided in Section 8 or 9, all unvested Options will be automatically forfeited if the Grantee terminates Service for any reason prior the applicable vesting date.
7.Term. Unless the Option has earlier terminated pursuant to the provisions of this Agreement or the Plan, all unexercised portions of the Option shall terminate, and all rights to purchase shares of Class C Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date.
8.Termination of Service.
(a)Termination of Service due to Death or Disability. Notwithstanding Section 6, in the event that the Grantee’s Service with the Company is terminated in the event of the Grantee’s death or Disability at any time, all unvested Options not previously forfeited shall immediately vest on the date of termination and the Options shall terminate one hundred eighty (180) days following such termination of employment.
(b)Termination of Service for Cause. Unless the Option has earlier terminated pursuant to the provisions of this Agreement or the Plan, all unexercised portions of the Option, whether vested or unvested, will terminate and be forfeited upon a termination of the Grantee’s Service for Cause.
(c)Termination of Service other than for Cause, Death or Disability. Unless the Option has earlier terminated pursuant to the provisions of this Agreement or the Plan, the vested portion of the Option shall terminate thirty (30) days following the termination of the Grantee’s Service for any other reason other than for Cause, death or Disability.
(d)Forfeiture of Unvested Option. Subject to the provisions of the Plan and Sections 8 and 9 of this Agreement, any portion of the Option which is unvested as of the date of termination of Service shall immediately terminate.
(e)Post Termination Exercise. The Grantee (or the Grantee’s guardian, legal representative, executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be) may exercise all or any part of the vested portion of the Option during such post termination of employment period provided above, but not later than the end of the term of the Option.
9.Change in Control.
(a)In the event of a Change in Control in which the Options will not be continued, assumed or substituted with Substitute Awards, all of the Options not otherwise forfeited will vest in full on the day immediately prior to the date of the consummation of the transaction(s) that constitutes the Change in Control.
(b)In the event of a Change in Control following which the Options will be continued, assumed or substituted with Substitute Awards, any Substitute Awards shall continue to vest on the dates set forth in Section 6 or 8, as applicable.
(c)If the Options are substituted with Substitute Awards as set forth in Section 9(b) above, and within two (2) years following the Change in Control the Grantee’s Service is terminated by the Successor (or an affiliate thereof) without Cause or the Grantee resigns for Good Reason, the Substitute Awards shall immediately vest upon such termination or resignation and shall be exercisable for thirty (30) days following the termination of the Grantee’s Service.
10.Employee Confidentiality Agreement. As a condition to the grant of the Options, the Grantee shall have executed and become a party to the Confidentiality Agreement. To the extent permitted under applicable law, the Grantee hereby acknowledges and agrees that such Confidentiality Agreement remains in full force and effect, subject to the terms therein.
11.No Shareholder Rights. The Grantee does not have any rights of a shareholder with respect to the Class C Stock subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Class C Stock, until the Grantee has exercised the Option in accordance with the provisions hereof and the Plan.
12.Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
13.Transferability of Options. During the lifetime of the Grantee, only the Grantee or a Family Member who received all or part of the Option, not for value, (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise the Option. The Option shall not be assignable or transferable by the Grantee other than to a Family Member, not for value, or by will or the laws of descent and distribution.
14.Manner of Exercise. The vested portion of the Option may be exercised, in whole or in part, by delivering written notice to the equity plan administrator designated by the Company (“Administrator”). Such notice may be in electronic or other form as used by the Administrator in its ordinary course of business and as may be amended from time to time, and shall:
(a)state the election to exercise the Option and the number of shares in respect of which it is being exercised;
(b)be accompanied by (i) cash, check, bank draft or money order in the amount of the Option Price payable to the order of the Administrator designated by the Company; or (ii) certificates for shares of the Company’s Class C Stock (together with duly executed stock powers) or other written authorization as may be required by the Company to transfer shares of such Class C Stock to the

Company, with an aggregate value equal to the Option Price of the Class C Stock being acquired; or (iii) a combination of the consideration described in clauses (i) and (ii). The Grantee may transfer Class C Stock to pay the Option Price for Class C Stock being acquired pursuant to clauses (ii) and (iii) above only if such transferred Class C Stock (x) was acquired by the Grantee in open market transactions, (y) has been owned by Grantee for longer than six (6) months, and (z) the Grantee is not subject to any other restrictions on transferring Company securities pursuant to Company policy or federal law.
In addition to the exercise methods described above and subject to other restrictions which may apply, the Grantee may exercise the Option through a procedure known as a “cashless exercise,” whereby the Grantee delivers to the Administrator designated by the Company an irrevocable notice of exercise in exchange for the Company issuing shares of the Company’s Class C Stock subject to the Option to a broker previously designated or approved by the Company, versus payment of the Option Price by the broker to the Company, to the extent permitted by the Committee or the Company and subject to such rules and procedures as the Committee or the Company may determine. Grantee may elect to satisfy any tax withholding obligations due upon exercise of the Option, in whole or in part, by delivering to the Company shares of Class C Stock otherwise deliverable upon exercise of the Option as provided under the Plan.
15.Integration. This Agreement and the Plan including the Confidentiality Agreement contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.
16.Withholding Taxes. The Grantee agrees, as a condition of this grant, that the Grantee will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of exercise of the Options or delivery of the Class C Stock or other shares acquired in connection with the Option. In the event that the Company determines that any federal, state, local, municipal or foreign tax or withholding payment is required relating to the exercise of the Option or delivery of the Class C Stock or other shares acquired in connection with the Option, the Company shall have the right to require such payments from the Grantee in the form and manner as provided in the Plan. The Grantee authorizes the Company at its discretion to satisfy its withholding obligations, if any, by one or a combination of the following:
(a)to the extent permitted by applicable laws, withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company; or
(b)withholding from proceeds of the sale of shares of the Class C Stock acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent required); or
(c)withholding in shares of the Class C Stock to be issued upon exercise of the Option; or
(d)by any other method deemed by the Company to comply with applicable laws.
17.Data Privacy. The Company is located at 101 Performance Drive Baltimore, MD 21230, U.S.A. and grants Options to employees of the Company and its Subsidiaries and Affiliates, at the Company’s sole discretion. The Grantee acknowledges that he or she has reviewed the following information about the Company’s data processing practices and declares his or her consent.
(a)Collection and Usage. The Company collects, processes and uses personal employee data, including name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, citizenship, job title, any shares of Class C Stock or directorships held in the Company, and details of all equity awards granted, canceled, vested or outstanding in the Grantee's favor, which the Company receives from the Grantee or the employer (“Data”). If the Company grants the Grantee equity rights under the Plan, then the Company will collect the Grantee’s Data for purposes of allocating shares of Class C Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing, and use of the Grantee’s Data is the Grantee’s consent.
(b)Stock Plan Service Provider. The Company transfers the Grantee’s Data to The Charles Schwab Corporation, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share my Data with another company that serves in a similar manner. The Company’s service provider will open an account for the Grantee to receive and trade shares of Class C Stock. The Grantee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Grantee’s ability to participate in the Plan.
(c)Voluntariness and Consequences of Consent, Denial or Withdrawal. The Grantee’s participation in the Plan and the Grantee’s grant of consent hereunder is purely voluntary. The Grantee may deny or withdraw his or her consent at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This would not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with participation in the Plan.
(d)Data Retention. The Grantee understands that the Grantee’s Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.
(e)Data Subject Rights. The Grantee understands that the Grantee may have the right under applicable law to (i) access or copy the Grantee’s Data that the Company possesses, (ii) rectify incorrect Data concerning the Grantee, (iii) delete the Grantee’s Data, (iv) restrict processing of the Grantee’s Data, or (v) lodge complaints with the competent supervisory authorities in the Grantee’s country of residence. To receive clarification regarding these rights or to exercise these rights, the Grantee understands that the Grantee can contact Human Resources at GlobalCompensationTeam@underarmour.com. The Company will process the Grantee’s requests related to these rights as the law allows, which means in some cases there may be legal or other official reasons that Company may not be able to address the specific request related to the Grantee’s rights to protect the Grantee’s privacy. The Company will take steps to verify the Grantee identity before fulfilling any such request.
If the Grantee agrees with the data processing practices as described in this notice, he or she should declare his or her consent by clicking “Accept” on the Charles Schwab award acceptance page.
18.Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant the Grantee agrees that the Company may deliver the Plan prospectus and the Company’s annual report to the Grantee in an electronic format. If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to receive, the Company would be pleased to provide copies. The Grantee should contact GlobalCompensationTeam@underarmour.com to request paper copies of these documents.
19.Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be signed by the Company through application of an authorized officer’s signature, and may be signed by the Grantee through an electronic signature.
20.Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to the provisions governing conflict of laws. For purposes of litigating any dispute that arises under this Award of Options or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Maryland, and agree that such litigation will be conducted in the jurisdiction and venue of the United States District Court for the District of Maryland or, in the event such jurisdiction is not available, any of the appropriate courts of the State of Maryland, and no other courts.
21.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
22.Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and this Award of Options shall be final and conclusive.
The Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

UNDER ARMOUR, INC.
By:

GRANTEE

EXHIBIT 1
VESTING SCHEDULE

Vesting Date	Percentage of the Option Vesting